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                              ANGELICA CORPORATION

                                SUPPLEMENTAL PLAN

                       (FOR SELECTED MANAGEMENT EMPLOYEES)

                             Effective April 1, 1980

                        Restated As of September 1, 2000






Includes amendments through the date of restatement, the last amendment being February 1, 1997



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                              ANGELICA CORPORATION
                                SUPPLEMENTAL PLAN
                       (For Selected Management Employees)

     ANGELICA CORPORATION hereby establishes this Supplemental Plan, formerly known as the Deferred Compensation Plan effective as of April 1, 1980, as amended and restated through September 1, 2000. This Plan will supplement the retirement benefits which a Participant will receive under the Company's qualified pension plan, and, except as provided in Section 14 hereof, will not be funded in any way or for any Participant prior to the time payments become due to such Participant hereunder. The Plan is intended to be an unfunded deferred compensation plan for a select group of management employees within the meanings of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974, and shall be construed and interpreted accordingly.

     1.   Definitions. The words and phrases defined below have the meanings
          -----------
          herein set out:

          (a) The word "Company" means ANGELICA CORPORATION, a Missouri corporation, its successor(s) and assign(s), and any corporation(s) into which or with which it may be liquidated, merged or consolidated. The term "Parent Company" refers to Angelica Corporation alone, excluding its subsidiaries, and unless otherwise indicated, the unmodified word "Company" refers to the Parent Company and all its subsidiaries as of February 1, 1980, taken collectively (but only so long as any such subsidiary continues to satisfy the requirements of paragraph (h) of this Section).

          (b) The word "Committee" means the Compensation and Organization Committee of the Board.

          (c)  The word "Board" means the Board of Directors of the Parent
               Company.

          (d) The word "Employee" means any person regularly employed full time by the Company in any capacity (including officers, and also including directors who regularly render services to the Company as regular full time employees).

          (e) The word "Participant" means an Employee who is eligible to participate herein in accordance with Section 2 hereof and who has executed an Agreement in the form attached hereto as Exhibit A.

          (f) The word "compensation" means all remuneration for personal services paid a Participant by the Company during a Plan Year, including discretionary or incentive bonus or other extra compensation and all employee contributions under the Angelica Corporation Retirement Savings Plan, the Angelica Corporation Deferred Compensation Option Plan for Directors and the Angelica Corporation Deferred Compensation Option Plan for Selected Management


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               Employees, whether or not such contributions constituted
               taxable income to the Participant, but excluding any matching contributions in cash and/or Company stock made by the Company on behalf of the Participant under an incentive, stock or nonqualified deferred compensation plan maintained by the Company, any contractual bonus committed in connection with the acquisition of any business by the Company, any costs of this plan, any amount contributed by the Company for the benefit of such Participant to any pension or profit sharing plan (including the Federal Social Security Program), any amount paid by the Company on behalf of such Participant for life, accident, health or medical insurance or for any other so-called 'fringe benefits,' or any reimbursement (directly or indirectly) of expenses, or any expense paid on behalf of such Participant.

          (g) The term "final average compensation" means one third of the aggregate compensation paid a Participant during the three full Plan Years out of the five full Plan Years immediately preceding the date on which (i) he ceases to be an Employee or
               (ii) his benefit is frozen and/or formula and amount is decreased during which the Participant was paid the largest amount of compensation.

          (h) The word "subsidiary" means any business enterprise, whether or not incorporated, of which the Parent Company, directly or indirectly (either alone or in conjunction with one or more other subsidiaries), owns at least 80% of the equity interest.

          (i) The "Plan Year" is the calendar year. The Plan Year need not coincide with the fiscal year adopted by the Company for financial or tax purposes, and may be changed from time to time by the Board.

          (j)  "Change in Control" means a change in control of the Parent
               ------------------
               Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, a Change in Control shall be deemed to have occurred if (i) any Person, other than the Company, is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent Company which represent thirty-percent (30%) or more of the combined voting power of the Parent Company's then outstanding securities, (ii) the Continuing Directors cease to comprise a majority of the Board, (iii) the shareholders of the Parent Company approve a sale of substantially all or all of the assets of the Parent Company, or (iv) the Parent Company is not the surviving and parent corporation as a result of any merger or consolidation to which it is a party, not including, however, a merger solely to effect a change in the state of its incorporation. Notwithstanding the above, an event described in
               (i), (iii), or (iv) shall not constitute a Change in Control if it is approved in advance in writing by a majority of the Continuing Directors.


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          (k)  "Continuing Director" means each individual who is a member of
               --------------------
               the Board on January 1, 1991, and each individual who becomes a member of the Board after such date without opposition from a majority of the then Continuing Directors; provided that, an individual shall not be a Continuing Director while such individual is (or has contracted to become) a full-time employee of the Company.

          (l)  "Person" means any "person" within the meaning of Section 13(d)
               -------
               and 14(d) of the Exchange Act.

          (m)  "Potential Change in Control" means (i) the commencement by any
               ----------------------------
               Person, other than the Company, of a tender or exchange offer for thirty-percent (30%) or more of the then outstanding shares of common stock of the Parent Company, (ii) the execution of an agreement by the Parent Company, the consummation of which would result in a Change in Control, (iii) the public announcement by any Person, including the Company, of such Persons intent to take or consider taking actions which, if consummated, would result in a Change in Control, or (iv) the adoption by the Board of a resolution to the effect that, for purposes of this Plan, a Change in Control is imminent.

2.   Eligibility to Participate. Participation in this Plan is available only
     --------------------------
     to Employees who have been selected for participation by the Board, and no Employee may become a Participant otherwise. Participation is limited to a select group of highly compensated, management personnel, never more than 50 persons at any given time (for this purpose, persons who are no longer employed will not be considered to be Participants).

     The Board is authorized to prescribe criteria for determining eligibility to participate in this Plan, which may include a minimum level of compensation (which may vary by locale, taking into account regional differences in living costs). The criteria will be reviewed annually to determine whether any revision is necessary to keep pace with changing circumstances. The Board may if it sees fit delegate its authority with respect to this Plan to the Compensation and Organization Committee of the Board.

3.   Procedure to Become a Participant. An employee who has been invited by
     ---------------------------------
     the Board to participate in the Plan and who desires to do so shall execute an Agreement in the form attached hereto as Exhibit A.

4.   Amounts Payable.
     ---------------

     (a) The amount payable annually to a Participant who has at least 30 years of service with the Company when he ceases to be an Employee will be an amount (called the "formula amount"), established by the Board at the time the Participant joins the Plan and not subject to decrease except as set out in subsection (d) (though subject to increase in the discretion of the Board), between 30 and 50 percent of the Participant's final average compensation (the "Supplemental Annual Benefit"). The Supplemental Annual Benefit shall


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          be decreased by the annual amount payable for the payment period specified in Section 6(a) or (b) (when expressed as a life annuity which is the actuarial equivalent of the amount payable) to him by the Company then or thereafter under any other retirement or deferred compensation plan or contract, including amounts payable under the Angelica Corporation Pension Plan or under the Company's predecessor Deferred Income Sharing Plan and, if appropriate, the related Consulting and Advisory Contracts, but excluding all amounts payable under the Angelica Corporation Deferred Compensation Option Plan for Selected Management Employees and the Angelica Corporation Retirement Savings Plan. Anything contained herein to the contrary notwithstanding, the formula amount with respect to a Participant whose employment terminates with the Company, is reemployed with the Company and who again becomes a Participant in the Plan before any benefit to which he is entitled under the Plan is paid to him, shall be the formula amount established by the Board at the time the Participant subsequently becomes a Participant in the Plan."

     (b) A Participant whose total number of full years of service with the Company is less than 30 at the time he ceases to be employed will receive annually that portion of the formula amount to which he would otherwise be entitled as is appropriate to the circumstances of his leaving and his total number of years of service with the Company, and subject to the provisions of subsection (d), as follows:

          (i) if the Participant has less than 10 years of service at such time he will receive nothing; and

          (ii) if the Participant has at least 10 years of service at such time he will receive 25% of such formula amount plus an additional 3-3/4% of such amount for each of his next 20 additional years of service (that is, until he has a total of 30 such years of service).

     (c) For purposes of this Plan, a Participant's service with the Company shall mean the aggregate period of the Participant's continuous uninterrupted employment with the Company and all subsidiaries (including those whose business activities are conducted principally outside the United States of America) immediately prior to the date the determination of his service is being made, disregarding all previous periods of discontinuous service (if any). Periods of uninterrupted service will not be considered to be discontinuous if the interruption was because of leave of absence granted by the Company, military duty or other governmental service, or temporary physical or mental incapacity. Ordinarily no service after the Participant reaches age 65 will be taken into account; however, in specific cases the Board may authorize the crediting of up to an additional three years of service beyond such age. In the case of a Participant who was employed by an enterprise which was acquired by the Company, each full year of service prior to the acquisition date will be considered one-half year of service with the Company for purposes of this Plan, and fractional years shall be disregarded. Notwithstanding the terms of this subsection (c), to determine the service of a


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          Participant whose employment terminates with the Company, is reemployed with the Company and who again becomes a Participant in the Plan before any benefit to which he is entitled under the Plan is paid to him, such Participant's service shall be the sum of his prior aggregate period of continuous uninterrupted employment with the Company and all subsidiaries as specified above and any subsequent period of continuous uninterrupted employment with the Company and all subsidiaries as determined hereunder.


     (d) Notwithstanding the terms of the subsections (a) and (b) of this paragraph 4, as relate to participants who were invited to participate in the Plan on or after July 18, 1989, the Board may, upon a determination that a Participant has been assigned lesser job responsibilities and such new position does not, in the Board's opinion, warrant the Participant's continued participation in the Plan at the formula amount at which the Participant is currently participating, (i) freeze the benefit payable at the amount which would then be payable to the Participant, the same as if the Participant's employment had terminated and no further benefit shall accrue to the Participant; or (ii) freeze the benefit payable at the amount which would then be payable to the Participant, the same as if the Participant's employment had terminated, with future benefits to accrue at a decreased formula amount, provided, however, that in the event the participant has less than ten years service at the time of the event contemplated by this subsection, such Participant shall be deemed vested for the number of years he has participated in the Plan.

          Examples of calculations pursuant to the paragraph are set out in Exhibit C attached hereto.

5.   Death or Disability of a Participant while Employed. If a Participant
     ---------------------------------------------------
     dies or becomes totally and permanently disabled while still employed by the company such Participant, or if not then living, the Participant's designated Beneficiary (or Beneficiaries, in shares as provided in the Agreement) shall be entitled to receive a benefit equal to that portion of the formula amount to which the Participant would otherwise be entitled as follows: 2.5% of such formula amount for each of the first 10 years of service, plus an additional 3-3/4% of such formula amount for each of the Participant's next 20 additional years of service to a total maximum of 30 years of service. A Participant shall be deemed to be totally and presumably permanently disabled for purposes of this Plan if, based on competent medical advice to the Board (which the Board may require to be resubmitted annually) , he is prevented from performing the duties of his occupation because of a physical or mental condition which is expected to be of long continued or indefinite duration or to result in death.

6.   Payment.
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     (a)  Normally, no payment will be made under this Plan until a
          Participant reaches age 65. Payment of the formula amount due a Participant who has reached age 65 will be made in 120 equal monthly installments over a period of ten years, beginning on the first day of the month coinciding with or immediately


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          following the date he first satisfies the conditions for receipt of payments described below. If a Participant dies before receiving the entire amount due him, the balance (i.e., the remaining number of monthly payments) will be paid to his designated Beneficiary (or Beneficiaries).

     (b) Notwithstanding paragraph (a), a Participant may, by irrevocable written election filed with the Company at any time prior to the time he receives payment of any amount due him hereunder, elect to receive his payments in either 180 equal monthly installments over a fifteen year period or 240 equal monthly installments over a twenty year period. As in the case of payments under paragraph (a) above, if a Participant dies before receiving the entire amount due him, the balance, (i.e., the remaining number of monthly payments) will be paid to his designated Beneficiary (or Beneficiaries). Any election may be changed at any time before payments begin hereunder, but may be changed only once after such payments begin. Amounts actually payable in the case of any such elections shall be the actuarial equivalent of the formula amount which would otherwise have been payable in 120 equal monthly installments.

     (c) With the consent of the Board, a Participant who is no longer employed by the Company may begin to receive payments at any time after he has reached age 60 (so long as he has satisfied the conditions for receipt of payments described below), but in any such case the formula amount will be discounted by 3% for each year that the Participant's age is less than 65 (if a Participant has elected some optional payment period under paragraph (b), an appropriate, actuarially equivalent adjustment shall be made to the monthly payment he is to receive).

     (d) Notwithstanding the above, no amount will be payable under this Plan to any disabled Participant if the result of such payment would be to cause the Participant to suffer a reduction in any amount otherwise payable to him under any insured disability-income-protection or long-term-disability program maintained by the Company. Any amount not paid by reason of this paragraph shall be deferred without interest for future payment to the Participant or his Beneficiary or Beneficiaries at such time when such payment will not cause a reduction in such insured payments. Payments to a disabled Participant shall cease, and (unless he returns to the employ of the Company) all his rights to future payments hereunder shall be forfeited, if the Participant engages in any substantial activity for profit, for himself or as an employee of any third party, without the consent of the Board. Board consent to any such activity shall be binding on the Company so long as there is no material change in the circumstances of the Participant from those prevailing at the time of such consent. It is the intent of this provision to prevent a Participant who leaves the Company for health reasons from receiving payments under this Plan while engaged in activities incompatible with the reasons for such leaving. This provision is not intended to prohibit activities connected with the management of personal investments and properties, or employment of a limited nature, unless such activities are prohibited by Section 8. The determination as to whether a Participant is not eligible to


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          receive or to continue to receive payments shall be made by the
          Board in its absolute discretion, at the time, and from time to time, as the Participant's activities are recognized to be in possible conflict with this Plan. No delay in making any such determination shall constitute a waiver of the Board's right to make such a determination whenever it believes conditions warrant. All amounts paid to a disabled Participant whose payments cease because he is engaged in some substantial, gainful activity under circumstances such that he does not forfeit his right to future payments (for example, because he again becomes an employee of the Company) shall be taken into account when he again becomes entitled to payments hereunder in such fashion as the Board in its sole discretion believes equitable to both the Company and the Participant.

     (e) If (i) a Participant receives payment from any retirement or deferred compensation plan which is applied under Section 4(a) to reduce the amount payable under this Plan in any form other than a life annuity such that at the end of ten (10) years he or she has not received a combined benefit under this Plan and such other retirement or deferred compensation plans equal to the Total Supplemental Benefit, and/or (ii) the Participant dies prior to the receipt of the Total Supplemental Benefit that he or she would have received under this Plan had payment under such retirement and deferred compensation plans been received in the form of a life annuity, then payments shall continue to the Participant and/or the Participant's beneficiary under this Plan until the Total Supplemental Benefit has been paid. If payment under this Plan extends beyond a fifteen (15) year payment period, or if a Beneficiary dies prior to the receipt of all payments due to such Beneficiary, then the Committee, in its sole discretion, may pay the present value of all remaining payments in a lump sum to the Participant, or, in the event of the death of a Beneficiary, to the secondary Beneficiary, the Beneficiary's estate or such other individuals as required under the terms of the Plan. Present value shall be determined by using such factors as the Committee in its sole discretion shall determine. For purposes of this Section 6(e), the Total Supplemental Benefit shall mean the Supplemental Annual Benefit (as determined in Section 4(a)) multiplied by ten (10).

7.   Obligation to Pay Amounts Hereunder. Except as otherwise provided in
     -----------------------------------
     Section 14 hereof, no trust fund, escrow account or other segregation of assets shall be established or made by the Company to guarantee, secure or assure the payment of any amount payable hereunder. The Company's obligation to make payments pursuant to this Plan shall constitute only a general contractual liability of the Company to Participants and other actual or possible payees hereunder in accordance with the terms hereof. Subject to Section 14 hereof, payments hereunder shall be made only from the general funds of the Company, and no Participant or any other potential payee shall have any interest in any particular asset of the Company by reason of the existence of this Plan. It is expressly understood and agreed by and between the Company and each Participant, as evidenced by the Participant's execution of an Agreement, that, except as provided in Section 14 hereof, the parties do not intend to create a trust fund or escrow account, or to segregate any asset of the Company in any fashion, and that the


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     amounts payable hereunder shall be subject in all respect to claims of general creditors of the Company until actually paid over to the person(s) entitled to receive the same.

 8.  Non-Competition Provisions and Other Provisions Affecting Payment.
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     (a)  Subject to subsection (d) of this Section 8, but notwithstanding any other provision of this Plan to the contrary, the right of every Participant and each person deriving rights through or from a Participant to receive payments hereunder is expressly conditioned upon the Participant refraining, during his employment with the Company, and thereafter,

          (i) from engaging directly or indirectly in any form of competition with that business or businesses of the Company with which he was associated while employed by the Company, through any commercial venture or as employee, consultant, salesman, advisor, shareholder (other than as investor in less than 1% of the total outstanding stock or other equity securities of any corporation whose securities are publicly owned), joint venturer, partner or otherwise, anywhere in the United States or Canada where the Company now does or may hereafter from time to time do business;

          (ii) from any conduct or statements inimical to the best interests of the Company;

          (iii) from hiring, engaging, suggesting, or assisting in, or influencing the engagement or hiring by any competing organization of, any employee of the Company, and from encouraging or in any way inducing any employee of the Company to sever his relationship with or commit any act inimical to the Company; and

          (iv) from soliciting the accounts of any customers of the Company (except on behalf of the Company) and from encouraging or in any way inducing any customer to sever his relationship with or commit any act inimical to the Company.

          Failure to observe this paragraph may result in forfeiture of the amounts payable hereunder.

     (b) Any Participant who, without authorization, discloses any confidential information, trade secret or other proprietary property of the Company or any of its licensers or customers, may also forfeit his right to receive payments hereunder.

     (c)  (i)     Should the Company learn or have reason to believe that a
                  Participant has violated any of the foregoing conditions, it may propose to enforce its rights, and may withhold the payment of all amounts thereafter payable to such Participant or his Beneficiary, estate or any other party whose rights are derived from such Participant, and shall give

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                  written notice of its knowledge or belief to the person(s)
                  otherwise entitled to such payment(s). As expeditiously thereafter as is reasonably possible, the Company shall investigate the alleged violation and shall consider, under such rules of procedure as the Company believes reasonable, such evidence and/or testimony as the Company and/or the Participant and/or other person or persons receiving or otherwise entitled to receive the amounts in question may desire to submit in support of or in refutation of the alleged violation. The decision of the Company as to whether the Participant violated any of the foregoing conditions shall be final and conclusive. If the Company concludes that there has been a violation of any of the foregoing conditions, the right of such Participant and of each person claiming by, through or under him, to receive any amount hereunder shall thereupon cease, and if any payment of any such amount had theretofore been made while the Participant was violating such condition(s), the recipient thereof shall become indebted to the Company in an amount equal to the aggregate of all such payments theretofore received by him. The company shall have the right, but shall not be obligated, to institute proceedings in a court of competent jurisdiction, in the name and on behalf of the Company, to recover the amount of such indebtedness, together with all costs (including reasonable attorneys' fees) incurred in effecting such recovery. If the Company concludes that there has not been a violation of any of the foregoing conditions, the amounts so withheld or suspended shall be payable as though the Company had never instituted any proceedings or withheld or suspended any payments, without, however, any interest for the period during which such amounts were withheld or suspended.

          (ii) The foregoing provisions of this Section authorizing the Company to give notice of an alleged violation or possible violation of the above conditions shall not be interpreted as requiring the Company to take such action in each and every instance of a violation or suspected violation thereof, and in determining whether an attempt to enforce the forfeiture provisions of this Section shall be made, the Company may consider the possible economic damage it might suffer, the circumstances surrounding the discontinuance of the employment of the Participant with the Company and the quantum of proof which the Company may have of a violation of the aforesaid conditions.

          (iii) The provisions of this Section shall in no way impair or derogate from the rights or remedies which the Company may otherwise have under any employment contract or agreement with a Participant, or which the Company may have at law or in equity, to prevent the disclosure of trade secrets or to prevent a participant from engaging in competition with the Company, or to recover damages therefor.

     (d) If a Change in Control occurs, and if, within two (2) years thereafter, the Participant's employment with the Company terminates under circumstances


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          which entitle the Participant to payment under Section 10 hereof, then the Participant shall be released from any and all obligations imposed under or pursuant to subsection (a) of this Section 8.

9.   Designation of a Beneficiary. Each Participant shall specifically
     ----------------------------
     designate, by name, on forms provided by the Company, the Beneficiary(ies) who shall receive any benefits which might be payable after his death. Such designation may be made at any time satisfactory to the Company. If a Participant has not designated a Beneficiary in the manner provided above, it shall be conclusively presumed that he has appointed his estate as his Beneficiary. A designation of a Beneficiary may be changed or revoked without the consent of the Beneficiary at any time or from time to time in such manner as may be provided by the Company, and the Company shall have no duty to notify any person designated as a Beneficiary of any change in any such designation which might affect such person's present or future rights hereunder. If the designated Beneficiary does not survive the Participant, all amounts which would have been paid to such deceased Beneficiary shall be paid to the alternative or successor Beneficiary or Beneficiaries (if any) designated by the Participant or, if the Participant has not designated any alternative or successor Beneficiary, to the estate of the deceased Participant, but if a designated Beneficiary, having survived the Participant, dies before receiving all of the amounts payable hereunder, the amounts which such Beneficiary would have received had he survived the Participant shall be paid to the estate of such deceased Beneficiary unless a contrary direction was made by the Participant, in which event such direction shall control. Not more than five persons, or if a greater number, that number of persons as shall be necessary to permit the Participant to designate as simultaneous Beneficiaries any or all of his surviving children and his surviving spouse, may be named as simultaneous Beneficiaries of any Participant at any one time, and if two or more persons are to be simultaneous Beneficiaries, or if the Participant wishes to designate alternative, successor, or contingent Beneficiaries, the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple, alternative, successor or contingent Beneficiaries, all of which must be satisfactory to the Company. Any payments under this Plan which may be made to a Beneficiary after the Death of a Participant shall be made only to the person(s) designated pursuant to this section by the Participant who would otherwise have been paid such amounts.

10.  Termination Following Change in Control.
     ---------------------------------------

     (a) A Participant shall be entitled to receive from the Company a single-sum cash payment in the amount provided in (b) below if there has been a Change in Control and if, within two (2) years thereafter, the Participant's employment with the Company terminates other than (i) because of the participant's death or Retirement,
          (ii) by action of the Company for "cause" (as defined in (c) below) or "disability" (as defined in (d) below), or (iii) by action of the Participant for other than "good reason" (as defined in (e) below).

     (b) The cash payment to which a Participant is entitled under the circumstances specified in (a) above shall be in an amount equal to 150% of the present value of his then vested benefit. For purposes of this Section 10, and

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          notwithstanding the provisions of Section 4(b)(i), a Participant with less than ten (10) years of service will be deemed vested as to the number of years he has participated in the Plan. Payment of such benefit shall be made not later than ten (10) days after the Participant's employment with the Company terminates.

     (c) The Company shall be considered to have terminated a Participant's employment for "cause" if and only if the termination is based upon one or more of the following:

          (i) The willful and continued failure by the Participant substantially to perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) for a period of thirty (30) or more days after the Board delivers to the Participant a demand for substantial performance, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties; or

          (ii) The willful engagement by the Participant in gross misconduct which is materially and demonstrably injurious to the Company.

          No act or failure to act shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in (or not opposed to) the best interest of the Company.

          Notwithstanding the above, the Company shall not be considered to have terminated a Participant's employment for "cause" unless and until the Company delivers to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the then Continuing Directors or, if there are no Continuing Directors, three-quarters (3/4) of the entire membership of the Board at a meeting of the Board duly called and held for that purpose (after reasonable prior notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board before adoption of such resolution), finding that, in the good faith opinion of the voting members of the Board, the Participant was guilty of conduct set forth in (a) or (b) above, and specifying, in detail, the particular's thereof.

     (d) The Company shall be considered to have terminated a Participant's employment for "disability" if and only if the termination is based on the Participant's absence from duties with the Company on a full-time basis for at least one-hundred and eighty-three (183) consecutive days, as a result of incapacity due to physical or mental illness, and which incapacity is expected thereafter to be of long continued or indefinite duration or to result in death, as determined based on competent medical advice satisfactory to the then Continuing Directors or, if there are no Continuing Directors, the Board.

     (e) A Participant shall be considered to have terminated his or her employment for "good reason" if and only if the termination is based on one or more of the following:

          (i) The assignment to the Participant, without his or her written consent, of duties which are inconsistent with his or her position, duties, responsibilities or status with the Company immediately before the Change in Control;

          (ii) A change, without the Participant's written consent, in his or her reporting responsibilities, titles or offices as in effect immediately before the Change in Control, or the removal of the Participant from, or the Company's failure to re-elect the Participant to, any such office;

          (iii) A reduction in the Participant's base salary as in effect immediately before the Change in Control, or the failure of the Company to increase the Participant's base salary each year after the Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase (if any) in the base salary of all officers of the Company during the two (2) full calendar years immediately preceding the Change in Control;

          (iv) As to a Participant who is assigned to the Company's principal executive offices at the time of the Change in Control, (i) the relocation of the Company's principal executive offices to a location outside the area of metropolitan St. Louis, Missouri, or (ii) the requirement by the Company that the Participant be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately before the Change in Control, or (iii) if the Participant consents in writing to a relocation of the Company's principal executive offices, the failure of the Company to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant relating to a change of his or her principal residence in connection with such relocation and to indemnify the Participant against any loss (as defined below) realized on the sale of his or her principal residence in connection with any such change of residence. For purposes of this subsection, the "loss" on the sale of a principal residence means the excess of (i) the higher of the Participant's aggregate investment in such residence, or the appraised value of such residence as determined by a real estate appraiser designated by the Participant and reasonably satisfactory to the Company, over (ii) the actual sale price of such residence (net of sales commission and other reasonable expenses of sale, if any);

          (v) The discontinuance of any benefit or compensation plan, pension plan, profit-sharing plan, employee stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health and accident plan, or disability plan (or plans providing substantially similar benefits) in which the Participant was participating immediately before the Change in Control;

          (vi) Any action by the Company which adversely affects the Participant's participation in or materially reduces his or her benefits under any plan specified in (e), above, or which deprives the Participant of any material fringe benefit enjoyed by him or her immediately before the Change in Control, or the failure by the Company to provide the Participant with at least the number of paid vacation days to which he or she then is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately before the Change in Control.

     (f) A Participant's receipt of benefits under this Section 10 shall be in lieu of all other benefits provided by this Plan.

11.  Change in Control Following Termination. Notwithstanding anything herein
     ---------------------------------------
     to the contrary, in the event of a change in control of the Company, as such term is defined in Section 10, a former Participant is no longer employed by the Company and is currently receiving benefits or is entitled to receive benefits at that or some future time, said former Participant shall be paid in a lump sum 100% of the present value of any benefits then unpaid.

12.  Modification, Amendment, or Termination. The Company reserves the
     ---------------------------------------
     absolute right to modify or amend this Plan in whole or in part, at any time and from time to time, effective as of any specified prior, current or future date, by action of the Board; provided, however, that except as expressly stated herein the Company shall have no power to modify or amend the Plan in any manner which would reduce any amount then payable to Participants or others hereunder unless such action is necessary to prevent this Plan from being subject to any provision of Title I, Subtitle B, Parts 2, 3 or 4 of the Employee Retirement Income Security Act of 1974.

     The company also reserves the right to terminate this Plan, in whole or in part, voluntarily as of any specified current or future date by action of its Board; provided, that this Plan may not be terminated in part as to any one individual, but only as regards some class of Participants or prospective Participants such as Employees of a particular subsidiary of the Company. This Plan shall be automatically terminated upon a dissolution of the Company (but not upon a merger, consolidation, reorganization or recapitalization of the Company if the surviving corporation therein specifically assumes this Plan and agrees to be bound by the terms hereof); upon the Company being legally adjudicated a bankrupt; upon the appointment of a receiver of trustee in bankruptcy with respect to the Company's assets and business if such appointment is not set aside within 90 days thereafter; or upon the making by the Company of an assignment for the benefit of creditors. Upon a termination of this Plan no additional Employees shall become Participants and no additional amounts shall be accrued hereunder for subsequent payment. Notwithstanding the total or partial termination of this Plan, no Participant affected thereby shall be deprived of his right to receive any amount theretofore earned by him hereunder (calculated as if the date of such termination were the date on which the Participant's employment ceased) at the time and in the manner provided by this Plan, upon his observance and performance of his obligations under the Agreement to which he is a party and subject to the provisions of
     Section 8.

13.  Conditions for Receipt of Payments. No payments will be made hereunder to
     ----------------------------------
     a living Participant who is competent to handle his own affairs until such Participant submits to the Committee a statement, substantially in the form of Exhibit B, confirming that his planned activities will not violate (or, if he has been away from the Company for any extensive period, that his previous activities have not violated) Section 8 hereof.

14.  Funding Upon Change in Control. In the event of a Change in Control or
     ------------------------------
     Potential Change in Control, the Company shall be required to deposit with the Trustee an amount, with respect to the Plan, equal to the excess of (i) the sum of the maximum amount potentially payable under Section 10 to each Participant hereunder in the form of a single-sum payment upon termination of employment with the Company within two (2) years after a Change in Control, over (ii) the then current value of the Trust allocable to the Plan. The deposit hereunder shall be determined in accordance with the Trust, the terms of which are hereby incorporated by reference. Amounts deposited with the Trustee shall be held and disposed of in accordance with the terms of the Trust and payments made under the terms of the Trust shall be in satisfaction of claims against the Company under the Plan. Nothing in the Plan or Trust shall relieve the Company of its liabilities to pay amounts under the Plan except to the extent that such liabilities are met from the use of the assets of the Trust.

15.  Miscellaneous.
     -------------

     (a) If any amount becomes payable to the estate of a deceased person, the amount thereof may, in the sole discretion of the Company, be paid in a single lump sum, the amount of which shall be the commuted present value of the total amount thereafter payable, calculated at an interest rate established by the Committee.

     (b) In any instance in which the Company in its sole and uncontrolled discretion believes such action to be in the best interest of the party entitled to receive any payment provided by this Plan, or to be in the best interests of the Company (such as to eliminate small account balances or to avoid the administrative inconvenience and expense which might be incurred if relatively small amounts were to be paid to multiple recipients over lengthy periods of time), amounts payable in installments pursuant to the provisions of this Plan may be paid in a single lump sum, the amount of which shall be determined in the manner provided in paragraph (a) above. It is intended by this paragraph to vest the Company with full discretion to administer this Plan and to determine when and under what circumstances deviations which accelerate payments are necessary, desirable or appropriate, and the Company shall have full power to authorize such deviations as regards each payee separately, not withstanding that one or more persons may be payees of amounts relating to the same Participant. To illustrate, the Company shall be free to authorize a lump sum distribution to one Beneficiary of a deceased Participant, while directing that another Beneficiary of the same deceased Participant receive the amount to which he is entitled over a period of time. The Company will normally consider the wishes of any payee who might request a deviation from the normal method of payment applicable to him, but shall not be obligated to honor any request for deviation.

     (c) A Participant who becomes a part-time Employee of or consultant to the Company shall be considered to have ceased to be an Employee.

     (d) Except as otherwise required by law or expressly permitted by the terms of this Plan, no amount payable hereunder shall be subject to alienation, sale, transfer, assignment, pledge or encumbrance of any kind, or shall be liable for or subject to the debts or liabilities of any Participant or Beneficiary. If any Participant or Beneficiary shall otherwise attempt to, or shall, alienate, sell, transfer, assign, pledge or otherwise encumber the amounts payable to him hereunder, or if by reason of bankruptcy or other event, such amounts would at any time be received or enjoyed by persons other than the Participant or his designated Beneficiary, the Company shall terminate such person's interest in any such amount and shall hold or apply the same to or for the use of the person otherwise entitled to said amounts under the terms of this Plan.

     (e) This Plan and all Agreements entered into hereunder shall be construed and enforced under and in accordance with the laws of the State of Missouri.

     (f) All actuarial matters hereunder shall be decided by an actuary selected by the Committee in its sole discretion.

     (g) The Company or its nominees shall perform all ministerial activities necessary to the efficient administration of this Plan, shall maintain all proper files and records, and shall provide all forms, notices and other documents in connection herewith. All rules and regulations of general applicability shall be promulgated by the Committee.

                                    EXHIBIT A

                              ANGELICA CORPORATION
                              --------------------

                    Agreement and Designation of Beneficiary
                    ----------------------------------------

                                                           Date_______________

Employee's Name_______________________________________________________________
                  (Last)                   (First)                    (Middle)

Residence Address ____________________________________________________________

                  ____________________________________________________________

Social Security Number _______________________________________________________

     I hereby acknowledge receipt of a copy of the Angelica Corporation Supplemental Plan, which I have read, and in which I have been invited to participate. I hereby accept such invitation and elect to become a Participant in the Plan.

     I understand that as such a Participant I will earn a supplement to the retirement benefit I may receive under the Company's qualified pension plan, after I leave the employ of the Company and its subsidiaries, calculated as set out in the Plan, which will be paid to me after I leave the employ of the Company (and which, under certain circumstances, may continue to be paid to my designated beneficiary for some period after my death).

     I understand that amounts payable under the Plan will be unfunded until actually due, and will not be held in any trust or escrow account. I understand also that an amount will be payable to me only if I refrain from disclosing the trade secrets of the Company and from engaging in activities competitive with the business(es) of the Company and its subsidiaries with which I was associated while employed. I agree to observe these conditions in accordance with the requirements of the Plan, and for this purpose I agree that Section 8 of the Plan shall be incorporated herein by this reference.

     I hereby designate the following person(s) as my primary beneficiary(ies) to receive (in the share(s) specified) any amounts which may be payable under the Plan in the event of my death:

      Name of           Share                             Address and Social
Primary Beneficiary      (%)           Relationship         Security Number
-------------------      ---           ------------       ------------------

-------------------      ----          ------------     -----------------------

                                                        -----------------------

                                                        S. S. No.
                                                                  -------------

-------------------      ----          ------------     -----------------------

-------------------      ----          ------------     -----------------------

                                                        S. S. No.
                                                                  -------------


     If the above-named beneficiary or beneficiaries predecease me, or having.survived me die prior to final and complete payment of all amounts due me under the Plan, I designate the following person or persons (or the survivor(s) of them) as successor beneficiary or beneficiaries to whom such amounts (or the unpaid balance thereof) shall be paid, in the share(s) specified:

      Name of           Share                             Address and Social
Primary Beneficiary      (%)           Relationship         Security Number
-------------------      ---           ------------       ------------------

-------------------      ----          ------------     -----------------------

                                                        -----------------------

                                                        S. S. No.
                                                                  -------------

-------------------      ----          ------------     -----------------------

-------------------      ----          ------------     -----------------------

                                                        S. S. No.
                                                                  -------------


     (Not more than five persons may be designated as simultaneous beneficiaries, except that a Participant may designate his spouse and/or some or all of his children, regardless of their number, to be simultaneous beneficiaries. If more than one beneficiary is designated and the share which each such beneficiary is to receive is not specified, payments will be made to each beneficiary equally.)

     I understand that I may change the above designations of beneficiary at any time.

     This Agreement will be effective when accepted by the Company at its office at St. Louis County, Missouri, and will constitute a Missouri contract.



-----------------------------                 -------------------------------
        (Witness)                             (Signature of Participant)


     Approved and accepted by Angelica Corporation, at St. Louis County,
Missouri, on               , 20   .
             --------------    ---


                                              ANGELICA CORPORATION



                                              By:
                                                 ----------------------------

(Two copies of this form should be completed (typed or printed) and executed. One copy, countersigned by the Company, will be returned to the Participant and the other copy will be retained by the Company.)

                                    EXHIBIT B

                                                         Date
                                                             -----------------



Angelica Corporation
424 South Woods Mill Road
Chesterfield, Missouri 63017-3406

Attention:  President

Gentlemen:

         My employment with
                            --------------------------------------------------
                               (Name of member of Angelica organization)

terminated effective
                     ---------------------------------------------------------
                                            (Date)

by reason of
             -----------------------------------------------------------------
                              (specify reason for termination)

At that time I was a Participant in the Angelica Corporation Supplemental Plan.

         So that the Compensation and Organization Committee of the Board of Directors can determine my eligibility to receive payments under such Plan I hereby represent:

1. I now intend to become employed by (or self-employed in) the following business:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

2. The business above-mentioned manufactures, fabricates and sells the following product(s), and/or service:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

3.       The end-use for which the product or service is intended is:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

4. Since leaving the Angelica organization, I have been employed by the following:

                    Employer                         Product/Service
                    --------                         ---------------

         ------------------------------       ----------------------------

         ------------------------------       ----------------------------

         ------------------------------       ----------------------------

         I certify that none of my past or present activities violate any of the covenants contained in Section 8 of the Plan, and that none of the activities in which I propose to engage in the foreseeable future will violate such Section 8. I acknowledge that my receipt of payments under the Plan constitutes adequate consideration for my continued compliance with such Section.

         Any communication required by the Plan or necessary for its efficient administration shall be sent to me by first-class mail to
                                                          ---------------------

-------------------------------------------------------------------------------
or to such other address as I may notify you in writing.


                                                   ----------------------------
                                                          (Signature)

                                    EXHIBIT C

(i) Assume the benefit is frozen at the amount to which the employee is then vested, with no continued participation.

        Ex:   15 years service
              Vested at .4375
              FAC as of date of freezing $80,000
              Plan Percentage at 40%

        Annual 10 year Benefit = 80,000 x .40 x .4375 = $14,000

        Benefit would be $14,000 a year for 10 years, payable starting at age
        65. The amount would be subject to offset by the Pension Plan.

(ii) Assume the percentage is lowered, which would result in the vested benefit being frozen at its current level and the new percentage applied to future years.

        Ex: assume that employee in example (i) has a percentage reduction to 30%. He works another 15 years and retires with a FAC of $110,000. The first 15 years would be calculated as in example (i). The second fifteen years would be calculated as follows:

        vested to .5625                  (15 year x .0375*)

[FN]
        *this is the same rate at which participation in all years after 10 vest.

        110,000 x .5625 x .30 = $18,562.50

        Total annual benefit due would be the sum of the two calculations:

        (14,000 + 18,562.50 = $32,562.50 subject to offset by the Pension Plan.

        Note that under the current Plan, using a FAC of $110,000 and 40%, the annual 10 year benefit due would be $44,000.

(iii) Assume the employee has less than 10 years service at the time the benefit is frozen or the percentage reduced. The calculations would be essentially the same with the first ten years vesting at 2.5% per year. However, while the benefit is frozen, it will not vest until the employee has 10 years service.

        Ex:    5 years service
               FAC at time of freezing $80,000
               Vesting percentage                  .125 (.025 x 5)
               Plan Percentage at 30%

        80,000 x .125 x .30 = $3000
        Annual 10 year benefit is $3,000 payable at age 65, provided employee
                                                            --------
        works for the Company 10 years.

Compensation Committee would have the discretion as to whether a benefit is frozen, and whether the percentage is reduced or eliminated.